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                                                                   EXHIBIT 10.52


                           RESTRICTED STOCK AGREEMENT


            THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of this 24th day of November, 1997, by and between U.S. Can Corporation, a Delaware corporation (the "Company" or "US Can"), and David Ford, an employee (the "Employee") of United States Can Company, the Company's wholly-owned subsidiary ("USCC"), or one of USCC's direct or indirect subsidiaries.

            WHEREAS, the Company adopted the U.S. Can Corporation 1997 Equity Incentive Plan (the "Plan") by vote of its Board of Directors on February 20, 1997.

            WHEREAS, the Board of Directors of the Company desires to carry out the purpose of the Plan by awarding the Employee restricted shares of its Common Stock, $.01 par value (the "Common Stock"), as hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Award of Restricted Stock. The Company hereby awards to the Employee 15,000 restricted shares of Common Stock (the "Restricted Stock") on the terms and conditions set forth herein and in the Plan.

            2. Vesting of Restricted Stock. Subject to the other terms and provisions of this Agreement, the Restricted Stock shall vest at the end of the one-year period beginning on the date hereof and ending on November 24, 1998. All Restricted Stock shall become fully vested
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on the date set forth above unless there is a Change of Control (as defined below) involving the Company and the Employee's employment is terminated (or constructively terminated, as defined hereinbelow), other than by a voluntary resignation on the Employee's part, within two years following the occurrence of events constituting such a Change in Control, in which case the Restricted Stock shall vest as set forth in Section 7 hereof.

            As used herein: "Change of Control" shall mean any one or more of the following: the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Fifteen Percent (15%) or more of the shares of the then outstanding common stock of the Company (the "Outstanding Common Stock"), a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this subsection (a): (i) any acquisition directly from the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company.

            As used herein, "constructive termination" or "constructively terminated" shall mean any one or more of the following occurrences within two
(2) years following the effective date of a Change of Control: (i) the assignment to the Employee of any duties inconsistent in any material respect with the Employee's position, authority, duties or responsibilities immediately prior to the effective date of the Change of Control referred to above, or any other action by the Company which results in a diminution in any material respect of the Employee's position,


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authority, duties or responsibilities as the same existed immediately prior to the effective date of the Change of Control referred to above.

            3. Termination And Forfeiture of Restricted Stock. The Employee acknowledges receipt of the provisions of the Plan, attached hereto as Exhibit A, and further agrees that, in the event the Employee's employment with the Company is terminated by the Company with cause, or by the Employee voluntarily, prior to completion of the vesting of the Restricted Stock awarded to the Employee under this Agreement, all Restricted Stock shall be forfeited to the Company and shall not be or become the property of the Employee. In the event the Employee's employment with the Company is terminated by the Company without cause prior to completion of the vesting of the Restricted Stock awarded to the Employee under this Agreement, then all of the Restricted Stock shall vest as set forth in Section 6 hereof.

            4. Adjustments of and Changes in Common Stock. The Board shall make or provide for adjustments in the number of shares of Common Stock covered hereby and in the kind of shares covered hereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of the Employee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, further, however, that any adjustment which by reason of this Section 4 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board


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may provide in substitution for any or all shares outstanding hereunder such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all shares so replaced.

            5. Transferability of Restricted Stock. No Restricted Stock awarded under the Plan shall be transferable by the Employee other than by will or the laws of descent and distribution until such stock has vested, at which time such stock may be transferred in accordance with applicable laws and regulations. The Restricted Stock shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Restricted Stock, other than in accordance with the terms set forth herein, shall be void and of no effect.

            6. Termination of Employment. In the event of termination of the employment of the Employee by reason of (i) permanent and total disability within the meaning of Section 22 (e)(3) of the Code, (ii) death, (iii) termination or constructive termination of the employment of the Employee by the Company within two years of the occurrence of a Change in Control (as defined hereinabove) or (iv) termination of the employment of the Employee by the Company without cause prior to completion of the vesting of the Restricted Stock awarded to the Employee under this Agreement, the Restricted Stock shall vest upon the date of death or the effective date of termination or constructive termination for the events described in clauses (i), (iii) or (iv) above. In the event the Employee retires prior to the vesting of any shares of Restricted Stock awarded hereunder, at its option, the Company may, but is under no obligation to, accelerate the vesting of all or part of such shares.


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            7. Rights Relating to Restricted Stock. Each award of Restricted
Stock shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services; provided, the Company or its agent will retain possession of the Restricted Stock until fully vested. The Employee shall have the voting rights provided for in the 1997 Equity Incentive Plan, as amended from time to time.

            8. Administration. The Restricted Stock shall vest in accordance with such administrative regulations as the Board of Directors shall from time to time adopt, to the extent not inconsistent with Section 422 of the Code.

            9. Laws. The Restricted Stock and this Agreement shall be construed, administered and governed under the laws of the State of Delaware, United States of America, without regard to its conflict of law principles, and to the extent not inconsistent with Section 422 of the Code and the regulations issued thereunder.

            10. General. The Company shall, at all times during which the Restricted Stock is outstanding, pay all original issue and transfer taxes with respect to the issuance and transfer of Common Stock pursuant hereto, shall pay all other necessary fees and expenses incurred by the Company in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the opinion of the Company or counsel for the Company, shall be applicable thereto.

            11. Taxes. Nothing contained herein shall be construed as a representation as to an Employee's tax treatment by federal, state or local taxing entities and no representation is made by the Company as to the continued existence, if any, of a beneficial tax treatment of any


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Restricted Stock awarded hereunder. Each Employee should consult his/her individual tax consultant as to any Restricted Stock awarded hereunder.

            12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, one day after sent by recognized overnight or other expedited delivery service, or five (5) days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice duly given to the other party in accordance with this provision):

            If to the Employee:

            At the Employee's then current business or residence address as shown on the records of the Company, with a copy to such other person as the Employee may have specified by notice duly given to the Company in accordance with this provision.

            If to the Company:

            United States Can Company
            900 Commerce Drive
            Oak Brook, Illinois  60523

            Attention: Vice President, Human Resources

            With a copy to:

            Ross & Hardies
            150 N. Michigan Avenue
            Chicago, Illinois 60601-7567

            Attention: Lawrence R. Samuels, Esq.

            13. Headings. The section headings of this Agreement are for reference only and are to be given no effect in the construction or interpretation of this Agreement.


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            14. Severability. If any part or provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, said provision or part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts or provisions of this Agreement.

            15. Waiver. Any party may waive compliance by another party with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

            16. Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity (including any employee or person engaged by the Company in any capacity) not a party to this Agreement. The Company will require any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company to make an express assumption of the obligations hereunder and cause any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company to agree to perform all parts and provisions under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            17. Counterparts. This Agreement may be signed in any number of counterparts and all such counterparts shall be read together and construed as but one and the same document.

            18. Fractional Shares. In connection with this award, the Company shall have no obligation to issue any fractional share of Common Stock. The Company will pay in cash to


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the Employee an amount equivalent to the value of any fractional share the
Employee would otherwise be entitled to receive.

            19. Acknowledgment. BEFORE SIGNING HEREUNDER, THE EMPLOYEE SHOULD READ AND THOROUGHLY REVIEW THE PLAN ATTACHED HERETO AS EXHIBIT A. BY SIGNING HEREUNDER, THE EMPLOYEE ACKNOWLEDGES RECEIPT OF THE PLAN AND REPRESENTS THAT EMPLOYEE HAS READ AND THOROUGHLY REVIEWED THE PLAN.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

                                    U.S. CAN CORPORATION



                                    By: /s/ Anthony F. Bonadonna
                                        --------------------------------------
                                        Name: Anthony F. Bonadonna
                                        Title: Vice President, Human Resources


                                    Employee


                                        /s/ David Ford
                                    ------------------------------------------
                                        David Ford


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